CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in Registration Statement Nos. 333-210943, 333-197102, 333-182929, 333-182928, 333-144192, 333-144191, 333-144182, 333-135360, 333-127057, 333-116734, 333-116733, 333-106310, 333-100574, 333-43486, 333-41376, 333-62013, and 033-61111 on Form S-8 of Churchill Downs Incorporated of our report dated March 8, 2022 (October 3, 2022 as to the subsequent events described in Note 12), relating to the combined and consolidated financial statements of Peninsula Pacific Entertainment, LLC appearing in this Current Report on Form 8-K/A dated January 17, 2023.

/s/ Deloitte & Touche LLP

Davenport, Iowa
January 17, 2023